Exhibit 99.1

CHURCH & DWIGHT CO., INC.

AMENDED AND RESTATED

OMNIBUS EQUITY COMPENSATION PLAN

Adopted by Board of Directors on January 30, 2013

Approved by Stockholders on May 2, 2013

CHURCH & DWIGHT CO., INC.

AMENDED AND RESTATED OMNIBUS EQUITY COMPENSATION PLAN

1.	Purpose

The purpose of the Church & Dwight Co., Inc. Amended and Restated Omnibus Equity Compensation Plan is to provide (i) designated employees of Church & Dwight Co., Inc. (the “Company”) and its Subsidiaries, and (ii) non-employee members of the board of directors of the Company with the opportunity to receive Grants of stock options, stock units, stock awards, stock appreciation rights and other stock-based awards. The Company believes that the Amended and Restated Plan will encourage the Participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of the Participants with those of the shareholders. The Amended and Restated Plan was originally adopted by the Board on March 5, 2008, as the Church & Dwight Co., Inc. Omnibus Equity Compensation Plan, subject to the receipt of shareholder approval (which was obtained at the 2008 annual meeting of the Company’s shareholders) in accordance with the requirements of the laws of the State of Delaware. The Board subsequently approved this Amended and Restated Plan, effective upon the receipt of shareholder approval in accordance with the requirements of the laws of the State of Delaware at the Company’s 2013 annual shareholders’ meeting held or to be held on May 2, 2013. If the Amended and Restated Plan is not so approved by the Company’s shareholders, all provisions of the Initial Plan shall remain effective without regard to any amendments under the Amended and Restated Plan.

2.	Definitions

Whenever used in this Amended and Restated Plan, the following terms will have the respective meanings set forth below:

(a) “409A Covered Grant” means a Grant that constitutes “non-qualified deferred compensation” within the meaning of section 409A of the Code.

(b) “Amended and Restated Plan” means this Church & Dwight Co., Inc. Amended and Restated Omnibus Equity Compensation Plan, as amended from time to time.

(c) “Amended Effective Date” means the date the shareholders of the Company approve the Amended and Restated Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Change of Control” shall be deemed to have occurred if:

(i) Any Person becomes the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act) of shares of Company Stock representing more than 50% of the total number of votes that may be cast for the election of directors of the Company;

(ii) The consummation of any merger or other business combination of the Company, sale of all or substantially all of the Company’s assets or combination of the foregoing transactions (a “Transaction”), other than a Transaction involving only the Company and one or more of its Subsidiaries, or a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity; or

(iii) Within any 24-month period beginning on or after the date hereof, the persons who were directors of the Company immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board (or the board of directors of any successor to the Company); provided that any director who was not a director as of the date hereof shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval was the result of an actual or threatened election contest of the type contemplated by Rule 14a-11 promulgated under the Exchange Act or any successor provision;

provided, however, that, notwithstanding the foregoing, with respect to any Grant (including any payment in respect thereof) granted under the Amended and Restated Plan which constitutes a 409A Covered Grant, solely to the extent necessary to comply with section 409A of the Code, the definition of “Change of Control” in this section 2(e) shall mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, in each case, within the meaning of Section 409A of the Code.

(f) “Code” means the Internal Revenue Code of 1986, as amended

(g) “Committee” means (i) with respect to Grants to Employees, the Compensation & Organization Committee of the Board or another committee appointed by the Board to administer the Amended and Restated Plan, provided that such committee shall consist of two (2) or more individuals who are (A) “non-employee directors” as defined in rule 16b-3 as promulgated under section 16 of the Exchange Act, (B) “outside directors” to the extent required by and within the meaning of section 162(m) of the Code and related Treasury regulations, and (C) “independent directors” as defined under New York Stock Exchange Listed Company Manual Rule 303A.02 or any other applicable national securities listing standards, (ii) with respect to Grants made to Non-Employee Directors, the Board, and (iii) with respects to Grants that are intended to be “qualified performance-based compensation” under section 162(m) of the Code, a committee that consists of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under section 162(m) of the Code and related Treasury regulations.

(h) “Company” means Church & Dwight Co., Inc. a corporation organized under the laws of the state of Delaware, or any successor corporation.

(i) “Company Stock” means the common stock of the Company.

(j) “Dividend Equivalent” means an amount calculated with respect to a Stock Unit, which is determined by multiplying the number of shares of Company Stock subject to the Stock Unit by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Company Stock. If interest is credited on accumulated dividend equivalents, the term “Dividend Equivalent” shall include the accrued interest.

(k) “Employee” means an employee of the Employer (including employees who are officers or members of the Board), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Amended and Restated Plan, unless the Committee determines otherwise.

(l) “Employer” means the Company, its successors and assigns, any Parent or Subsidiary, or any organization into which an Employer may be merged or consolidated or to which all or substantially all of its assets may be transferred.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(n) “Exercise Price” means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

(o) “Fair Market Value” of Company Stock means, unless the Committee determines otherwise with respect to a particular Grant, (i) if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price of Company Stock on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not so reported, the Fair Market Value per share shall be as determined by the Committee using such method as it deems reasonable and consistent with the applicable requirements of the Code and the regulations issued thereunder, including without limitation the requirements of section 422 or 409A of the Code, as applicable.

(p) “Grant” means an Option, Stock Unit, Stock Award, SAR or Other Stock-Based Award granted under the Amended and Restated Plan.

(q) “Grant Agreement” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

(r) “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

(s) “Initial Plan” means the Church & Dwight Co., Inc. Omnibus Equity Compensation Plan, as approved by the Board on March 5, 2008 and approved by the Company’s shareholders on May 1, 2008.

(t) “Non-Employee Director” means a member of the Board who is not an employee of the Employer.

(u) “Nonqualified Stock Option” means an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.

(v) “Option” means an option to purchase shares of Company Stock, as described in Section 7.

(w) “Other Stock-Based Award” means any Grant based on, measured by or payable in Company Stock (other than an Option, Stock Unit, Stock Award or SAR), as described in Section 10.

(x) “Parent” means any parent corporation of the Company within the meaning of section 424(e) of the Code.

(y) “Participant” means an Employee or Non-Employee Director designated by the Committee to participate in the Amended and Restated Plan.

(z) “Person” shall have the meaning ascribed thereto in section 3(a)(9) of the Exchange Act, as modified, applied and used in sections 13(d) and 14(d) thereof; provided, however, a Person shall not include (i) the Company or any Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries (in its capacity as such), (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same character and proportions as their ownership of stock of the Company.

(aa) “Restriction Period” means the period during which Stock Awards are subject to restrictions pursuant to Section 9 hereof.

(bb) “SAR” means a stock appreciation right as described in Section 10.

(cc) “Securities Act” means the Securities Act of 1933, as amended from time to time.

(dd) “Stock Award” means an award of Company Stock as described in Section 9.

(ee) “Stock Unit” means an award of a phantom unit representing a share of Company Stock, as described in Section 8.

(ff) “Subsidiary” means any “subsidiary” within the meaning of Rule 405 of the Securities Act.

3.	Administration

(a) Committee. The Amended and Restated Plan shall be administered and interpreted by the Committee. However, the Board or the Committee of the Board may delegate its authority under the Amended and Restated Plan to a sub-committee or to one or more senior executive officers of the Company to the extent permitted by applicable law and applicable stock exchange rules, subject to any restrictions or limitations as may be imposed by the Board or the Committee. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Amended and Restated Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry the Amended and Restated Plan into effect. To the extent applicable, the Amended and Restated Plan is intended to comply with the applicable requirements of Rule 16b-3 and shall be limited, construed and interpreted in a manner so as to comply therewith. Without limiting the foregoing, the Committee shall have the authority to establish special guidelines, provisions and procedures applicable to Grants to Participants who are residing or employed in, or subject to the taxes of, countries other than the United States to accommodate differences in applicable tax, securities or other local law. The Committee may adopt supplements or amendments to the Amended and Restated Plan to reflect the specific requirements of local laws and procedures of non-United States jurisdictions without affecting the terms of the Amended and Restated Plan as then in effect for any other purposes.

(b) Committee Authority. The Committee shall have the authority to (i) determine the Participants to whom Grants shall be made under the Amended and Restated Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 19 below, and (v) deal with any other matters arising under the Amended and Restated Plan.

(c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Amended and Restated Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Amended and Restated Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Amended and Restated Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be final, conclusive and binding on all persons having any interest in the Amended and Restated Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Amended and Restated Plan and need not be uniform as to similarly situated Participants.

4.	Grants

(a) Grants under the Amended and Restated Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, and SARs or Other Stock-Based Awards as described in Section 10. All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Agreement. Grants under a particular Section of the Amended and Restated Plan need not be uniform as among the Participants.

5.	Shares Subject to the Amended and Restated Plan

(a) Shares Authorized. The total aggregate number of shares of Company Stock that may be issued under the Amended and Restated Plan is 18,000,000 shares, subject to adjustment as described in subsection (e) below.

(b) Limit on Stock Awards, Stock Units and Other Stock-Based Awards. Within the aggregate limit described in subsection (a), the maximum number of shares of Company Stock that may be issued under the Amended and Restated Plan pursuant to Stock Awards, Stock Units and Other Stock-Based Awards during the term of the Amended and Restated Plan is 2,000,000 shares, subject to adjustment as described in subsection (e) below.

(c) Source of Shares; Share Counting. Shares issued under the Amended and Restated Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Amended and Restated Plan. If and to the extent Options or SARs granted under the Amended and Restated Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, or Other Stock-Based Awards are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Amended and Restated Plan. The number of shares of Company Stock available for the purpose of Grants under the Amended and Restated Plan shall be reduced by (i) the total number of Options or Other Stock-Based Awards (subject to exercise) that have been exercised, regardless of whether any of the shares of Company Stock underlying such Grants are not actually issued to the Participant as the result of a net exercise or settlement, and (ii) any shares of Company Stock issued pursuant to the Amended and Restated Plan used to pay any Exercise Price, purchase price or tax withholding obligation with respect to any Grants. In addition, the Company may not use the cash proceeds it receives from Option exercises to repurchase shares of Company Stock on the open market for reuse under the Amended and Restated Plan. If SARs are granted, the full number of shares subject to the SARs shall be considered issued under the Amended and Restated Plan, without regard to the number of shares issued upon exercise of the SARs and without regard to any cash settlement of the SARs. To the extent that a Grant of Stock Units is designated in the Grant Agreement to be paid solely in cash, and not in shares of Company Stock, such Grants shall not count against the share limits in subsection (a).

(d) Individual Limits. All Grants under the Amended and Restated Plan shall be expressed in shares of Company Stock. The maximum aggregate number of shares of Company Stock with respect to which all Grants may be made under the Amended and Restated Plan to any individual during any calendar year shall be 1,500,000 shares, subject to adjustment as described in subsection (e) below. The individual limits of this subsection (d) shall apply without regard to whether the Grants are to be paid in Company Stock or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate. A Participant may not accrue Dividend Equivalents during any calendar year in excess of $100,000.

(e) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Amended and Restated Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under the Amended and Restated Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Amended and Restated Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be aggregated and eliminated. In addition, in the event of a Change of Control of the Company, the provisions of Section 16 of the Amended and Restated Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A or 424 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive. The existence of the Amended and Restated Plan and the Grants hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or its affiliates, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Company Stock, the dissolution or liquidation of the Company or its affiliates, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

6.	Eligibility for Participation

(a) Eligible Persons. All Employees, including Employees who are officers or members of the Board, and all Non-Employee Directors shall be eligible to participate in the Amended and Restated Plan.

(b) Selection of Participants. The Committee shall select the Employees and Non-Employee Directors to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.

7.	Options

(a) General Requirements. The Committee may grant Options to an Employee or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees and Non-Employee Directors.

(b) Type of Option, Price and Term.

(i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees or Non-Employee Directors.

(ii) The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than (but shall not be less than) the Fair Market Value of a share of Company Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant.

(iii) The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

(c) Exercisability of Options.

(i) Options shall vest and become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Agreement. The Committee may grant Options that are subject to achievement of performance goals or other conditions. Notwithstanding the foregoing, any Option granted on or after the Amended Effective Date shall have a minimum vesting schedule of (A) one year, if the satisfaction of the vesting conditions is based (in whole or in part) on the attainment of one or more performance goals, and (B) three years, if the satisfaction of the vesting conditions is based solely on the continued performance of services by the Participant (with vesting conditions as to no more than 1/3rd of the shares of Stock subject thereto being satisfied on each of the first three anniversaries of the date of grant), except that the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier satisfaction of vesting conditions (x) in the event of a Change of Control or a Participant’s retirement, death or disability or (y) with respect to up to five percent (5%) of the total number of shares of Stock reserved for Grants under the Plan (subject to the limitations set forth in Section 5 of the Plan).

(ii) Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(d) Termination of Employment or Service. Except as provided in the Grant Agreement, an Option may only be exercised while the Participant is employed by the Employer, or providing service as a Non-Employee Director. The Committee shall determine in the Grant Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(e) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company in a form provided by or acceptable to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) if permitted by the Committee, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.

(f) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the Grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Amended and Restated Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in section 424 of the Code. In addition, if an Employee does not remain employed by the Company or a parent or subsidiary, as defined in section 424 of the Code, at all times from the time an Incentive Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by applicable law), such Option shall be treated as a Nonqualified Stock Option. Should any provision of the Amended and Restated Plan not be necessary in order for the Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Amended and Restated Plan accordingly, without the necessity of obtaining the approval of the shareholders of the Company.

(g) No Reloads. Notwithstanding anything herein to the contrary, the Committee may not grant Options that provide for the grant of the same number of Options as the number of shares used to pay for the exercise price of Options or shares used to pay withholding taxes (i.e., “reloads”).

8.	Stock Units

(a) General Requirements. The Committee may grant Stock Units to an Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock. All Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Amended and Restated Plan.

(b) Terms of Stock Units. The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals; provided, however, notwithstanding any other provision of the Plan to the contrary, any Stock Unit granted on or after the Amended Effective Date shall have a minimum vesting schedule of (A) one year, if the satisfaction of the vesting conditions is based (in whole or in part) on the attainment of one or more performance goals, and (B) three years, if the satisfaction of the vesting conditions is based solely on the continued performance of services by the Participant (with vesting conditions as to no more than 1/3rd of the shares of Stock subject thereto being satisfied on each of the first three anniversaries of the date of grant), except that the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier satisfaction of vesting conditions (x) in the event of a Change of Control or a Participant’s retirement, death or disability or (y) with respect to up to five percent (5%) of the total number of shares of Stock reserved for Grants under the Plan (subject to the limitations set forth in Section 5 of the Plan). Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units in accordance with the terms set forth herein.

(c) Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee. The Grant Agreement shall specify the maximum number of shares that can be issued under the Stock Units.

(d) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

(e) Dividend Equivalents. The Committee may grant Dividend Equivalents in connection with Stock Units, under such terms and conditions as the Committee deems appropriate. Dividend Equivalents may be paid to Participants currently or may be deferred. All Dividend Equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Amended and Restated Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to additional Stock Units for the Participant, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee. Notwithstanding anything herein, no Dividend Equivalent shall be paid unless and until the Stock Unit in connection with which the Dividend Equivalent is granted vests. For the avoidance of doubt, no Dividend Equivalent will be granted in connection with Options or SARs.

9.	Stock Awards

(a) General Requirements. The Committee may issue shares of Company Stock to an Employee or Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under and in accordance with this Section 9. Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals; provided, however, that notwithstanding any other provision of the Plan to the contrary, the Restriction Period with respect to any Grant of Stock Award granted on or after the Amended Effective Date shall be no less than (A) one year, if the lapsing of restrictions is based (in whole or in part) on the attainment of one or more performance goals, and (B) three years, if the lapsing of restrictions is based solely on the continued performance of services by the Participant (with restrictions as to no more than 1/3rd of the shares of Stock subject thereto lapsing on each of the first three anniversaries of the date of grant), except that the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier lapsing of restrictions (x) in the event of a Change of Control or a Participant’s retirement, death or disability or (y) with respect to up to five percent (5%) of the total number of shares of Stock reserved for Grants under the Plan (subject to the limitations set forth in Section 5 of the Plan). The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.

(b) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(c) Restrictions on Transfer. During the Restriction Period, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 15(a) or as otherwise determined by the Committee. If certificates are issued, each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. Subject to section 16 of the Amended and Restated Plan, the Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.

(d) Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the Restriction Period. The Committee may determine that dividends on Stock Awards shall be withheld while the Stock Awards are subject to restrictions and that the dividends shall be payable only upon the lapse of the restrictions on the Stock Awards, or on such other terms as the Committee determines. Notwithstanding anything to the contrary, in no event shall any dividends or other distributions payable hereunder be paid unless and until any such shares of Stock Award to which any such dividends or other distributions relate are vested. Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Amended and Restated Plan. Accumulated dividends may accrue interest, as determined by the Committee, and shall be paid in cash, shares of Company Stock, or in such other form as dividends are paid on Company Stock, as determined by the Committee.

10.	Stock Appreciation Rights and Other Stock-Based Awards

(a) SARs. The Committee may grant SARs to an Employee or Non-Employee Director separately or in tandem with an Option. The following provisions are applicable to SARs:

(i) General Requirements. The Committee shall establish the number of shares, the terms and the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be not less than the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.

(ii) Tandem SARs. The Committee may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the Grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(iii) Exercisability. An SAR shall vest and become exercisable in accordance with such terms and conditions as may be specified. The Committee may grant SARs that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason; provided, however, notwithstanding any other provision of the Plan to the contrary, any SAR granted on or after the Amended Effective Date shall have a minimum vesting schedule of (A) one year, if the satisfaction of the vesting conditions is based (in whole or in part) on the attainment of one or more performance goals, and (B) three years, if the satisfaction of the vesting conditions is based solely on the continued performance of services by the Participant (with vesting conditions as to no more than 1/3rd of the shares of Stock subject thereto being satisfied on each of the first three anniversaries of the date of grant), except that the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier satisfaction of vesting conditions (x) in the event of a Change of Control or a Participant’s retirement, death or disability or (y) with respect to up to five percent (5%) of the total number of shares of Stock reserved for Grants under the Plan (subject to the limitations set forth in Section 5 of the Plan). The Committee shall determine in the Grant Agreement under what circumstances and during what periods a Participant may exercise an SAR after termination of employment or service in accordance with the terms set forth herein. A tandem SAR shall be exercisable only while the Option to which it is related is exercisable.

(iv) Grants to Non-Exempt Employees. SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(v) Exercise of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as specified in the Grant Agreement.

(vi) Form of Payment. The Committee shall determine whether the stock appreciation for an SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

(b) Other Stock-Based Awards. The Committee may grant other awards not specified in Sections 7, 8 or 9 above that are based on or measured by Company Stock to Employees and Non-Employee Directors, on such terms and conditions as the Committee deems appropriate. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement. Notwithstanding any other provision of the Plan to the contrary, the period during which any Other Stock-Based Awards granted on or after the Amended Effective Date are subject to restrictions shall be no less than (A) one year, if the lapsing of restrictions is based (in whole or in part) on the attainment of one or more performance goals, and (B) three years, if the lapsing of restrictions is based solely on the continued performance of services by the Participant (with restrictions as to no more than 1/3rd of the shares of Stock subject thereto lapsing on each of the first three anniversaries of the date of grant), except that the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier lapsing of restrictions (x) in the event of a Change of Control or a Participant’s retirement, death or disability or (y) with respect to up to five percent (5%) of the total number of shares of Stock reserved for Grants under the Plan (subject to the limitations set forth in Section 5 of the Plan).

11.	Qualified Performance-Based Compensation

(a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code, in which case the provisions of this Section 11 shall apply. This Amended and Restated Plan (including this Section 11) is intended to comply with the applicable provisions of Section 162(m) of the Code and shall be limited, construed and interpreted in a manner so as to comply therewith.

(b) Performance Goals. When Grants are made under this Section 11, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation.” The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Grants identified by the Committee as “qualified performance-based compensation.”

(c) Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals that are based on one or more of the following criteria: stock price, earnings per share, price-earnings multiples, appreciation in value of shares, net income, income from operations, pre-tax income, pro-forma net income, net sales, organization or sales growth, number of days sales outstanding in accounts receivable, productivity, operating margins, profit margins, economic value added, consolidated income before or after taxes (including earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, return on shareholder equity, total shareholder return, return on invested capital, expenses, book value, value of assets, expense management, improvements in capital structure, profitability, growth in assets, unit volume, sales, cash flow, market share, credit rating, personnel (headcount) performance goals, regulatory compliance goals, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, customer satisfaction goals, customer retention goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions, divestitures or strategic partnerships. The performance goals may relate to one or more business units or the performance of the Company and its Subsidiaries as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

(d) Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

(e) Certification of Results. The Committee shall certify the performance results for the performance period specified in the Grant Agreement after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Agreement.

(f) Death, Disability or Other Circumstances. The Committee may provide in the Grant Agreement that Grants under this Section 11 shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

12.	Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for any such deferrals in a manner intended to be consistent with applicable requirements of section 409A of the Code.

13.	Withholding of Taxes

(a) Required Withholding. All Grants under the Amended and Restated Plan shall be subject to applicable federal (including FICA and Medicare), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Shares. If the Committee so permits, shares of Company Stock may be withheld to satisfy the Company’s tax withholding obligation with respect to Grants paid in Company Stock, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA and Medicare), state and local tax liabilities.

14.	Transferability of Grants

(a) Restrictions on Transfer. Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b) Transfer of Nonqualified Stock Options to or for Family Members. Notwithstanding the foregoing, the Committee may provide, in a Grant Agreement, that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

15.	Consequences of a Change of Control

(a) Notice and Acceleration. Unless the Board determines otherwise before a Change of Control, effective upon the date of a Change of Control, (i) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, and (iii) all Stock Units, Other Stock-Based Awards and Dividend Equivalents shall become fully vested and shall be paid at their target values, or in such greater amounts as the Board may determine.

(b) Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Board may take any one or more of the following actions with respect to or all outstanding Grants, without the consent of any Participant: (i) the Board may require that Participants surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Board, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Company Stock subject to the Participant’s unexercised Options and SARs exceeds the Exercise Price or base amount, as applicable, and on such terms as the Board determines, (ii) after giving Participants an opportunity to exercise their outstanding Options and SARs, the Board may terminate any or all unexercised Options and SARs at such time as the Board deems appropriate, (iii) with respect to Participants holding Stock Units, Other Stock-Based Awards or Dividend Equivalents, the Board may determine that such Participants shall receive one or more payments in settlement of such Stock Units, Other Stock-Based Awards or Dividend Equivalents, in such amount and form and on such terms as may be determined by the Board, or (iv) the Board may determine that Grants that remain outstanding after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation) that have value and terms that are at least equivalent to Grants in effect before the Change of Control. Without limiting the foregoing, if the per share Fair Market Value of Company Stock does not exceed the per share Exercise Price or base price of an Option or SAR, the Company shall not be required to make any payment to the Grantee upon surrender of the Option or SAR. Any acceleration, surrender, termination, settlement or conversion shall take place as of the date of the Change of Control or such other date as the Board may specify.

(c) Other Transactions. The Board may provide in a Grant Agreement that a sale or other transaction involving a Subsidiary or other business unit of the Company shall be considered a Change of Control for purposes of a Grant, or the Board may establish other provisions that shall be applicable in the event of a specified transaction, including as may be required by section 409A of the Code.

16.	Requirements for Issuance of Shares

No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal and stock exchange requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Amended and Restated Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No Participant shall have any right as a shareholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant. If at any time counsel to the Company shall be of the opinion that any issuance, sale or delivery of shares of Company Stock pursuant to a Grant is or may in the circumstances (i) be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, or (ii) constitute a violation by the Participant or the Company of any provisions of any rule or regulation of any governmental authority or national securities exchange, the Company shall have no obligation to make such issuance, sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise with respect to shares of Company Stock or Grants, and the right to exercise any Option shall be suspended until, in the opinion of said counsel, such issuance, sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

17.	Amendment and Termination of the Amended and Restated Plan

(a) Amendment. The Board may amend or terminate the Amended and Restated Plan at any time; provided, however, that if an amendment is required to be approved by the shareholders under applicable law or stock exchange requirements, the Board shall provide that any such amendment shall be subject to approval by the Company’s shareholders. No amendment or termination of this Amended and Restated Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Amended and Restated Plan, unless such right has been reserved in the Amended and Restated Plan or the Grant Agreement, or except as provided in Section 19(b) below. Notwithstanding anything in the Amended and Restated Plan to the contrary, the Board may amend the Amended and Restated Plan in such manner as it deems appropriate in order to comply with a change in the Code or in applicable law or regulations or to comply with applicable stock exchange requirements.

(b) No Repricing or Replacement Without Shareholder Approval. Notwithstanding anything in the Amended and Restated Plan to the contrary, the Committee may not reprice or replace Options or SARs, nor may the Board amend the Amended and Restated Plan to permit repricing or replacement of Options or SARs, unless the shareholders of the Company provide prior approval for such repricing or replacement. As used herein, the term “repricing” shall have the meaning given that term in Section 303A(8) of the New York Stock Exchange Listed

Company Manual, as in effect from time to time. In addition, there shall be no other repricing or replacement of Options or SARs without prior shareholder approval, including any cash buyouts or voluntary surrender or exchange of Options or SARs whose strike price is above the then-Fair Market Value of Company Stock.

(c) Shareholder Approval for “Qualified Performance-Based Compensation.” The Amended and Restated Plan must be reapproved by the Company’s shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Section 11 if additional Grants are to be made under Section 11 after such date and if required by section 162(m) of the Code

(d) Termination of Amended and Restated Plan. The Amended and Restated Plan shall terminate on the day immediately preceding the tenth anniversary of the Amended Effective Date, unless the Amended and Restated Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders. The termination of the Amended and Restated Plan shall not impair the power and authority of the Committee with respect to any outstanding Grant.

18.	Section 409A of the Code

(a) Although the Company does not guarantee the particular tax treatment of any Grant under the Amended and Restated Plan, Grants made under the Amended and Restated Plan are intended to comply with, or be exempt from, the applicable requirements of section 409A of the Code and the Amended and Restated Plan and any Grant agreement hereunder shall be limited, construed and interpreted in accordance with such intent. In no event whatsoever shall the Company or any of its affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant by section 409A of the Code or any damages for failing to comply with section 409A of the Code.

(b) Notwithstanding anything in the Amended and Restated Plan or in a Grant agreement to the contrary, the following provisions shall apply to any 409A Covered Grants:

(i) A termination of employment shall not be deemed to have occurred for purposes of any provision of a 409A Covered Grant providing for payment upon or following a termination of the Participant’s employment unless such termination is also a “Separation from Service” within the meaning of Code section 409A and, for purposes of any such provision of the 409A Covered Grant, references to a “termination,” “termination of employment” or like terms shall mean Separation from Service. Notwithstanding any provision to the contrary in the Amended and Restated Plan or the Grant, if the Participant is deemed on the date of the Participant’s termination of employment, directorship or consultancy to be a “specified employee” within the meaning of that term under section 409A(a)(2)(B) of the Code and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Code section 409A, then with regard to any such payment under a 409A Covered Grant, to the extent required to be delayed in compliance with section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s Separation from

Service, and (ii) the date of the Participant’s death. All payments delayed pursuant to this Section 18(b)(i) shall be paid to the Participant on the first day of the seventh month following the date of the Participant’s Separation from Service or, if earlier, on the date of the Participant’s death.

(ii) Whenever a payment under a 409A Covered Grant specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

19.	Miscellaneous

(a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Amended and Restated Plan shall be construed to (i) limit the right of the Committee to make Grants under this Amended and Restated Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Amended and Restated Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Grants may vary from the terms and conditions required by the Amended and Restated Plan and from those of the substituted grants, as determined by the Committee

(b) Compliance with Law. The Amended and Restated Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws, stock exchange requirements, and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Amended and Restated Plan and all transactions under the Amended and Restated Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code or an exception from such requirements; provided, however, that the Company makes no guarantee of any particular tax treatment with respect to any Grant made under this Amended and Restated Plan. To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Amended and Restated Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, that Amended and Restated Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(c) Clawback. All Grants (including any proceeds, gains or other economic benefit actually or constructively received upon any receipt or exercise of any Grant or upon the receipt or resale of any shares of Common Stock underlying the Grant) shall be subject to the provisions of (i) any claw-back policy adopted by the Company that is intended to comply with the requirements of any applicable laws, rules or regulations, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder and (ii) any claw-back agreement entered into between a Participant and the Company.

(d) Enforceability. The Amended and Restated Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(e) Funding of the Amended and Restated Plan; Limitation on Rights. This Amended and Restated Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Amended and Restated Plan. Nothing contained in the Amended and Restated Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(f) No Right to Grants or Employment or Service. Nothing in this Amended and Restated Plan shall entitle any Employee, Non-Employee Director or other person to any claim or right to receive a Grant under this Amended and Restated Plan. Neither this Amended and Restated Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

(g) No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Amended and Restated Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h) Employees Subject to Taxation Outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(i) Performance Goals for Grants made Outside of Section 11. With respect to any Grant made outside of Section 11 that is not intended to qualify as “qualified performance-based compensation” for purposes of section 162(m) of the Code, the Committee may make such Grant subject to the achievement of any performance goals designated by the Committee, including, without limitation, the performance criteria contained in Section 11(c) hereof or any other financial or other measurement deemed appropriate by the Committee.

(j) Governing Law. The validity, construction, interpretation and effect of the Amended and Restated Plan and Grant Agreements issued under the Amended and Restated Plan shall be governed and construed by and determined in accordance with the laws of the state of Delaware, without giving effect to the conflict of laws provisions thereof.